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                                                                      Exhibit 21


                               LEVI STRAUSS & CO.
                         SUBSIDIARIES OF THE REGISTRANT

LEVI STRAUSS & CO.
         Battery Street Enterprises
                  Levi Strauss Services Inc.
         Hartwell Commodities Group
         Levi Strauss (Hong Kong) Limited
                  Fancy Capital Limited
         Levi Strauss Dominicana, S.A.
         Levi Strauss Eximco de Columbia Limitada
         Levi Strauss Financial Center Corporation
                  Levi Strauss Securitization Corp.
         Levi Strauss Global Fulfillment Services, Inc.
         Levi Strauss International, Inc.
                  Levi Strauss International
                           Levi Strauss & Co. (Canada) Inc.
                           Levi Strauss (Australia) Pty. Ltd.
                           Levi Strauss (Far East) Limited
                                    Levi Strauss do Brasil Industria e Comercio Ltda
                           Levi Strauss (Malaysia) Sdn. Bhd.
                           Levi Strauss (New Zealand) Limited
                           Levi Strauss (Phil.) Inc. II
                           Levi Strauss (Philippines) Inc.
                           Levi Strauss (Suisse) SA
                           Levi Strauss Asia Pacific Division Pte Ltd
                                    PT Levi Strauss Indonesia
                           Levi Strauss Belgium SA/NV
                           Levi Strauss Chile Limitada
                           Levi Strauss Continental SA/NV
                                    Levi Strauss & Co. Europe SCA/CVA
                                            Casualwear Direct B.V.
                                            Levi Strauss International Group Finance
                                              Coordination Services SCA/CVA
                                    Levi Strauss (U.K.) Ltd.
                                            Levi Strauss Pension Trustee Ltd.
                                    Levi Strauss International Group Finance SPRL/BVBA
                                    Paris - O.L.S. S.A.R.L.
                           Levi Strauss de Espana, S.A.
                           Levi Strauss de Mexico, S.A. de C.V.
                           Levi Strauss Germany GmbH
                           Levi Strauss Global Operations, Inc.

                            Levi Strauss Nederland B.V.
                                    Dockers Europe B.V.
                                             Casual Wear Company A/S
                                             Dockers Portugal Clothing, Lda
                                    Levi Strauss Hellas AEBE
                                    Levi Strauss Polska Sp. z.o.o.
                                    Levi Strauss Praha, spol. s.r.o.
                                    Levi Strauss South Africa (Proprietary) Ltd.
                   Levi Strauss Hungary Trading Limited Liability Company
                   Levi Strauss Istanbul Konfeksiyon Sanayi ve Ticaret A.S.
                   Levi Strauss Italia S.R.L.
                            Flagstore S.R.L.
                   Levi Strauss Korea Ltd.
                   Levi Strauss Mauritius Ltd.
                            Dongguan Levi Apparel Company Limited
                            Levi Strauss (India) Private Limited
                            Levi Strauss Pakistan (Private) Limited
                            Levi Strauss Trading (Shanghai) Limited
                   Levi Strauss Norway A/S
                            Buksehjornet A/S
                   Levi Strauss, U.S.A., LLC
                   Levi Strauss-Argentina, LLC
                   Suomen Levi Strass Oy
          Majestic Insurance International Ltd.
 Levi Strauss Japan Kabushiki Kaisha
 Levi's Only Stores, Inc.
 Miratrix, S.A.
 NF Industries, Inc.
          Levi Strauss Receivables Funding, LLC
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